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                                                                    EXHIBIT 11.1

                            COMPUTRON SOFTWARE, INC.
             STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                JUNE 30,              JUNE 30,
                                                           -------------------   ------------------
                                                             1995       1996      1995       1996
                                                           --------   --------   -------   --------
Net income (loss)........................................   $   542    $(7,086)  $ 1,980   $(15,155)
                                                            =======    =======   =======   ========
Weighted average common and common equivalent shares
  outstanding:
  Shares outstanding at the beginning of the period......    17,829     20,767    17,829     20,744
  Weighted average shares issued during the period.......        --          7                   30
  Dilutive effect of common stock equivalents............       982         --       982         --
                                                            -------    -------   -------   --------
Weighted average common and common equivalent shares
  outstanding:...........................................    18,811     20,774    18,811     20,774
                                                            =======    =======   =======   ========
Net income (loss) per share..............................   $  0.03    $ (0.34)  $  0.11   $  (0.73)
                                                            =======    =======   =======   ========

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(1) All share information contained in the per share calculation has been adjusted to reflect the conversion of all series of Redeemable Convertible Preferred Stock and Class A and Class B Common Stock into Common Stock as of the original issuance dates. These equities were converted into Common Stock upon the closing of the initial public offering on August 29, 1995.

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